UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2023

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 18th Avenue South, Suite A Nashville, Tennessee	37212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in the Current Report on Form 8-K filed on April 10, 2023, Ken Yonika resigned from the Registrant’s board of directors (the “Board”) effective April 4, 2023. Mr. Yonika’s resignation as a member of the Board also constituted his resignation as a member of the audit committee of the board (the “Audit Committee”). As a result of Mr. Yonika’s resignation, the composition of the Audit Committee was reduced from three members to two members.

Following the resignation of Mr. Yonika as a director of the Registrant and member of the Audit Committee, the Registrant was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that the audit committee of a listed company be composed of at least three independent directors.

On May 9, 2023, the Registrant received correspondence from Nasdaq noting that the Registrant was no longer in compliance with Nasdaq’s audit committee composition requirements as set forth in Nasdaq Listing Rule 5605 (the “Notice”). The Notice also stated, among other things, that, pursuant to Nasdaq Listing Rule 5605(c)(4), the Registrant is entitled to a cure period in order to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A), which cure period will expire upon (i) the earlier of either the date of the Registrant ‘s next annual shareholders’ meeting or April 4, 2024, or (ii) if the next annual shareholders’ meeting is held before October 2, 2023, no later than October 2, 2023.

Pursuant to Item 5.02 below, the Registrant appointed a new director and member of the Audit Committee thereby regaining compliance with Nasdaq Listing Rule 5605.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director. Effective May 9, 2023, the Board of the Registrant appointed C. Stephen Cochennet to serve as a new independent director. Mr. Cochennet was also appointed as a member of the Audit Committee, a member of the Compensation Committee, a member of the Nominating and Governance Committee and a member of the Mergers and Acquisitions Committee. Mr. Cochennet will serve on the Board and hold office until the next election of directors by stockholders and until his successor is elected and qualified or until earlier resignation or removal.

The Board has determined that Mr. Cochennet is “independent” as defined in the applicable rules of The Nasdaq Stock Market LLC and the U.S. Securities and Exchange Commission.

C. Stephen Cochennet, 66, Director

Mr. Cochennet has served as CEO/President, of Kansas Resource Development Company, a private oil and gas exploration company since 2011. In addition, Mr. Cochennet has served as a board and committee member of Orbital Infrastructure Group, Inc. (Nasdaq “OIG”) since 2018. From 2011 through 2015 he was also the CEO and president of Guardian 8 Corporation. From 2005 to 2010, Mr. Cochennet was the Chairman, President, and Chief Executive Officer of EnerJex Resources, Inc., a publicly traded SEC registered Oil and Gas Company. Prior to joining EnerJex, Mr. Cochennet was President of CSC Group, LLC in which he supported several Fortune 500 corporations, international companies, and natural gas/electric utilities as well as various startup organizations. The services provided included strategic planning, capital formation, corporate development, executive networking and transaction structuring. From 1985 to 2002, he held several executive positions with UtiliCorp United Inc. (Aquila) in Kansas City, Missouri. His responsibilities included finance, administration, operations, human resources, corporate development, natural gas/energy marketing, and managing several new startup operations. Prior to his experience at Aquila Mr. Cochennet served 6 years with the Federal Reserve System managing problem and failed banking institutions primarily within the oil and gas markets.

2

Mr. Cochennet graduated from the University of Nebraska with a B.A. in Finance and Economics.

Family Relationships

Mr. Cochennet does not have a family relationship with any of the current officers or directors of the Registrant.

Related Party Transactions

There were no arrangements or understandings pursuant to which Mr. Cochennet was elected as director, and there are no related party transactions between the Registrant and Mr. Cochennet that would be reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with his appointment, Mr. Cochennet entered into a director agreement with the Company (the “Cochennet Director Agreement”). Mr. Cochennet’s compensation will be consistent with the Registrant’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Registrant’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2023. Mr. Cochennet’s compensation will be prorated to reflect the commencement date of his Board and committee service.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Cochennet Director Agreement, and such description is qualified in its entirety by reference to the form of Director Agreement, a copy of which was filed as Exhibit 10.1 to the Form 8-K filed on February 10, 2022.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Director Agreement (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on February 10, 2022)
104	Cover Page Interactive Data File

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: May 16, 2023	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

4